UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       July 9, 2009

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
 Current Report on Form 8-K

Item 5.02(b) and (c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2009, Citigroup Inc. issued a press release announcing several senior management changes, including the following:

Edward “Ned” Kelly, previously Chief Financial Officer of Citigroup, will take on broader responsibilities for strategy and M&A and became Vice Chairman of Citigroup.

John Gerspach, 55, previously the Controller and Chief Accounting Officer of Citigroup, assumed the role of Chief Financial Officer of Citigroup.  Mr. Gerspach has been with Citigroup since 1990 and has held various CFO and Chief Administrative Officer positions throughout the company.  He has experience in both the Global Consumer Group and Citi Markets & Banking, and has worked closely with all of the regions including serving as the CFO/CAO of Latin America.  Before joining Citigroup in 1990, Mr. Gerspach was CFO at Penn Central Industry Group.  Previous to that he was Comptroller for the Defense Contracting Group at ITT Corporation.  His professional career began at Arthur Andersen & Company.

Gary Crittenden, Chairman of the Citi Holdings segment of Citigroup, has decided to leave Citigroup to relocate to Utah to devote more time to his family and other business interests.

Attached as Exhibit 99.1 is the above-referenced press release.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press release, dated July 9, 2009, issued by Citigroup Inc.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2009	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated July 9, 2009, issued by Citigroup Inc.